As filed with the Securities and Exchange Commission on April 10, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PriceSmart, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0628530 (I.R.S. Employer Identification No.)
9740 Scranton Road San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)
Amended and Restated 2013 Equity Incentive Award Plan, as Amended, of PriceSmart, Inc. (Full Title of the Plan)
Francisco Velasco, Esq.
Executive Vice President, Chief Legal Officer, Registered In-House Counsel,
Chief Risk & Compliance Officer and Secretary
PriceSmart, Inc.
9740 Scranton Road
San Diego, California, 92121
(Name and address of agent for service)
(858) 404-8800
(Telephone number, including area code, of agent for service)
Copies to:
Robert E. Burwell, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
44 Montgomery Street, 36th Floor | San Francisco, CA 94104
(415) 432-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, PriceSmart, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) to register an aggregate of 750,000 additional shares of common stock, $0.0001 par value per share (“Common Stock”), reserved for issuance under the PriceSmart, Inc. Amended and Restated 2013 Equity Incentive Award Plan, as amended (the “2013 Plan”). The additional shares of Common Stock are of the same class as other securities for which the Registrant has filed registration statements on Form S-8, filed with the SEC on April 4, 2013 (Registration No. 333-187722) and August 25, 2023 (Registration No. 333-274216), and this Registration Statement hereby incorporates by reference the contents of such prior registration statements. In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The Registrant will send or give the documents containing the information specified in Part I of Form S-8 to the participants of the 2013 Plan as specified by Rule 428(b)(1) under the Securities Act. The Registrant is not required to file these documents with the SEC either as a part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following:
(a)    the Registrant’s Annual Report on Form 10-K for the fiscal year ended August 31, 2024, filed with the SEC on October 30, 2024, including the information incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement for the 2025 Annual Meeting of Stockholders;
(b)    the Registrant’s Quarterly Report on Form 10-Q for the period ended November 30, 2024 filed with the SEC on January 8, 2025;
(c)    the Registrant’s Quarterly Report on Form 10-Q for the period ended February 28, 2025 filed with the SEC on April 9, 2025;
(d)    the Registrant’s Current Report on Form 8-K filed with the SEC on February 7, 2025; and
(e)    the description of our Common Stock contained in Exhibit 4.2 to our Annual Report on Form 10-K filed with the SEC on October 30, 2024, including any amendments or reports filed for the purpose of updating, amending, or otherwise modifying such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Officers and Directors.

Section 145 of the Delaware General Corporation Law (“Section 145”), provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

The Registrant’s certificate of incorporation generally provides for mandatory indemnification of the Registrant’s directors and officers to the full extent provided by Delaware law. In addition, the Registrant has entered into indemnification agreements with its directors and officers which generally provide for indemnification of the officers and directors to the fullest extent permitted under Delaware law, including under circumstances for which indemnification would otherwise be discretionary under Delaware law.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our charter, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by our board of directors pursuant to the applicable procedure outlined in our bylaws.

Item 7.    Exemption from Registration Claimed.

Not applicable.
Item 8. Exhibits.

Exhibit Number	Exhibit Description
3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
3.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.
3.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.
3.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.
3.5(5)	Second Amended and Restated Bylaws of the Registrant.
3.6(6)	Amendment to Second Amended and Restated Bylaws of the Company.
4.1(7)	Specimen of Common Stock certificate.
4.2(8)	Description of Registrant’s Securities.
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1(9)**	Amended and Restated 2013 Equity Incentive Award Plan of PriceSmart, Inc.
10.2(10)**	Amendment to the Amended and Restated 2013 Equity Incentive Award Plan of PriceSmart, Inc., effective as of February 3, 2023.
10.3(11)**	Amendment to the Amended and Restated 2013 Equity Incentive Award Plan, as amended, of PriceSmart, Inc., effective as of February 6, 2025.
10.4(12)**	Form of Restricted Stock Grant Notice and Restricted Stock Agreement under the 2013 Equity Incentive Award Plan of PriceSmart, Inc. (for awards prior to March 6, 2023).
10.5(13)**	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Non-Employee Directors under the 2013 Equity Incentive Award Plan of PriceSmart, Inc.
10.6(13)**
Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2013 Equity Incentive Award Plan of PriceSmart, Inc. for Employees of Foreign Subsidiaries (for awards on or after March 6, 2023).

10.7(12)**	Form of Performance Stock Unit Grant Notice and Performance Stock Unit Agreement under the 2013 Equity Incentive Award Plan of PriceSmart, Inc. (for awards on or after July 16, 2019).
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table
*    Filed herewith as an exhibit.
**    Management contract or compensatory plan or arrangement.
(1)    Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the year ended August 31, 1997 filed with the SEC on November 26, 1997.
(2)     Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended February 29, 2004 filed with the SEC on April 14, 2004.
(3)    Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 2, 2024.
(4)     Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on February 2, 2024.
(5)    Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on July 17, 2015.
(6)    Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on December 9, 2022.
(7)     Incorporated by reference to the Registrant’s Registration Statement on Form S-3 filed with the SEC on December 2, 2004.

(8)     Incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended August 31, 2020 filed with the Commission on October 30, 2020.
(9)    Incorporated by reference to Appendix B to the Registrant’s proxy statement on Schedule 14A relating to the 2021 Annual Meeting of Stockholders of the Company filed with the SEC on December 18, 2020.
(10)    Incorporated by reference to Appendix B to the Registrant’s proxy statement on Schedule 14A relating to the 2023 Annual Meeting of Stockholders of the Company filed with the SEC on December 16, 2022.
(11)    Incorporated by reference to the Company’s Current Report on Form 8-K filed with the Commission on February 7, 2025.
(12)     Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2019 filed with the SEC on January 9, 2020.
(13)    Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended August 31, 2024 filed with the Commission on October 30, 2024.

Item 9.    Undertakings.

1. The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 10th day of April, 2025.
PRICESMART, INC.
By:    /s/ MICHAEL L. MCCLEARY
Name: Michael L. McCleary
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Robert E. Price and Michael L. McCleary, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitutes or substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

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Signature	Title	Date

/s/ ROBERT E. PRICE	Interim Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	April 10, 2025
Robert E. Price

/s/ MICHAEL L. MCCLEARY	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 10, 2025
Michael L. McCleary

/s/ DAVID R. SNYDER	Vice Chairman and Lead Independent Director	April 10, 2025
David R. Snyder

/s/ SHERRY S. BAHRAMBEYGUI	Director	April 10, 2025
Sherry S. Bahrambeygui

/s/ JEFFREY R. FISHER	Director	April 10, 2025
Jeffrey R. Fisher

/s/ GORDON H. HANSON	Director	April 10, 2025
Gordon H. Hanson

/s/ BEATRIZ V. INFANTE	Director	April 10, 2025
Beatriz V. Infante

/s/ LEON C. JANKS	Director	April 10, 2025
Leon C. Janks

/s/ PATRICIA MÁRQUEZ	Director	April 10, 2025
Patricia Márquez

/s/ DAVID N. PRICE	Director	April 10, 2025
David N. Price

/s/ JOHN D. THELAN	Director	April 10, 2025
John D. Thelan

/s/ EDGAR A. ZURCHER	Director	April 10, 2025
Edgar A. Zurcher
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